Exhibit 99.1

SPECTRALINK CORPORATION

2006 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 15, 2006
APPROVED BY THE STOCKHOLDERS: MAY 23, 2006

1.                                      PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries and to do so in a way that more closely aligns their interests with the interests of the Company’s stockholders, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights and Restricted Stock Units. Capitalized terms not defined elsewhere in the Plan are defined in Section 25.

2.                                      SHARES SUBJECT TO THE PLAN.

2.1                                 Number of Shares Available. Subject to Sections 2.2 and 21 below, one million five hundred thousand (1,500,000) Shares, plus the number of Shares that are reserved, but unallocated, Shares under the previous stock option plans (the “Previous Plans”) on the date of termination of the Previous Plans, are available for grant and issuance under the Plan. In addition, any shares issued under the Previous Plans on the Effective Date (as defined below) that are forfeited or that are issuable upon exercise of options granted pursuant to the Previous Plans that expire without having been exercised in full, will no longer be available for grant and issuance under the Previous Plans but will be available for grant and issuance under this Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) Awards granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) Awards granted under this Plan that otherwise terminate without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. While Shares are subject to any Award other than an Option or a SAR the number of Shares available for issuance under the Plan shall be reduced by four (4) Shares for each such Share. In order that ISOs may be granted under this Plan, no more than seven million five hundred thousand (7,500,000) Shares shall be issued pursuant to the exercise of ISOs. Shares issued pursuant to Awards granted under this Plan may be either authorized but unissued shares or treasury shares. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

2.2                                 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.1, and (e) the maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3.                                      ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a corporation that is a Parent or Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under Section 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than one million (1,000,000) Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of two million (2,000,000) issuable under Awards granted in the calendar year in which they commence their employment.

4.                                      ADMINISTRATION.

4.1                                 Committee Authority. The Plan shall be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a)                                  construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b)                                 prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the forms and agreements used in connection with the Plan, provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of human resources, in consultation with the Company’s General

Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c)                                  select persons to receive Awards; provided that the Committee may delegate (to the extent permitted under applicable corporate law) to one or more Executive Officers (who would also be considered “officers” under applicable corporate law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d)                                 determine the terms of Awards;

(e)                                  determine the number of Shares or other consideration subject to Awards;

(f)                                    determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g)                                 grant waivers of Plan or Award conditions;

(h)                                 determine the vesting, exercisability, transferability, and payment of Awards;

(i)                                     correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j)                                     determine whether an Award has been earned;

(k)                                  amend the Plan; or

(l)                                     make all other determinations necessary or advisable for the administration of the Plan.

4.2                                 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant.

5.                                      OPTIONS. The Committee may grant Options to Participants and will determine (a) whether the Options will be ISOs or NSOs, (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, (e) the exercisibility of the Option and, (f) all other terms and conditions of the Option, subject to the provisions of the Plan.

5.1                                 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NSO. The Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2                                 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3                                 Exercise Period and Expiration Date. An Option will vest and become exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee from time to time. The Committee may provide for Options to vest and become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines; but in no event shall an Option that is granted to an employee who is a non-exempt employee for purposes of overtime pay under the Fair Labor Standards Act of 1938 be exercisable earlier than six (6) months after its date of grant. The Stock Option Agreement shall set forth the Expiration Date; provided that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five (5) years from the date the Option is granted. Options may be exercisable prior to vesting of Shares thereunder, but subject to repurchase pursuant to Section 14 hereof.

An Option may only be exercised by the personal representative of a Participant or an Authorized Transferee or by the person or persons to whom a Participant’s rights under the Option shall pass by such person’s will or by the laws of descent and distribution of the state of such person’s domicile at the time of death, and then only as and to the extent that such person was entitled to exercise the Option on the date of death.

5.4                                 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that (a) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 10 of the Plan and the Stock Option Agreement.

5.5                                 Procedures for Exercise. A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company, as communicated and made available to Participants.

5.6                                 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a)                                  If the Participant is Terminated for any reason except Cause, death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date and no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond three (3) months after the Termination Date deemed to be an NSO), but in any event, no later than the Expiration Date of the Options.

(b)                                 If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be exercise of an NSO), but in any event no later than the Expiration Date of the Options.

(c)                                  If the Participant is Terminated because of Participant’s Disability (or the Committee determines that the Participant experiences a Disability within three (3) months after a Termination other than because of Participant’s Disability or for Cause), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond twelve (12) months after the Termination Date, deemed to be exercise of an NSO), but in any event no later than the Expiration Date of the Options.

(d)                                 Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7                                 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8                                 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the date such amendment takes effect.

5.9                                 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10                           Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided further that without stockholder approval the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price (but not below the par value for such Shares) of outstanding Options without the consent of Participants affected, by a written notice to them.

5.11                           No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.                                      RESTRICTED STOCK AWARDS.

6.1                                 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2                                 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

6.3                                 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

6.4                                 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5                                 Termination During Performance Period. Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

7.                                      STOCK BONUS AWARDS.

7.1                                 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2                                 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and

(c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3                                 Form of Payment to Participant. The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, either in a lump sum payment or in installments, all as the Committee determines.

7.4                                 Termination of Participant. In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

8.                                      STOCK APPRECIATION RIGHTS.

8.1                                 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

8.2                                 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, may be less than Fair Market Value (but not less than the par value of the Shares). A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

8.3                                 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the Expiration Date; provided that no SAR will be exercisable after the expiration of ten years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

8.4                                 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, as the Committee determines, provided however, that payment shall always be in a form that satisfies the requirements of Section 409A of the Code.

9.                                      RESTRICTED STOCK UNITS.

9.1                                 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

9.2                                 Terms of RSUs. The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance

Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.3                                 Form and Timing of Settlement. The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

10.                               PAYMENT FOR SHARE PURCHASES.

10.1                           Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a)                                  in cash (by check);

(b)                                 by surrender of shares of the Company’s Common Stock that either:  (1) were obtained by the Participant or Authorized Transferee in the public market; or (2) if the shares were not obtained in the public market, they have been paid for within the meaning of SEC Rule 144 (and, if the shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the shares);

(c)                                  by tender of property; or

(d)                                 with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)                                  through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2)                                  through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

10.2                           Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) or payment of the par value in cash when payment of the par value is required by applicable law for shares to be validly issued and fully paid, and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 14 of the Plan.

11.                               WITHHOLDING TAXES.

11.1                           Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2                           Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12.                               PRIVILEGES OF STOCK OWNERSHIP. No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 14.

13.                               TRANSFERABILITY. No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such consent by the Committee, a NSO shall, like all other Awards under the Plan, be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.                               RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

15.                               CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

16.                               ESCROW. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

17.                               SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

18.                               NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

19.                               REPRICING, EXCHANGE, BUYOUT OF AWARDS. The repricing of Awards or SARs is permitted with prior stockholder approval (as provided in Section 5.10 above), provided that the terms of the repricing satisfy the requirements of Section 409A of the Code and any regulations or rulings promulgated by the Internal Revenue Service. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange without stockholder approval, and with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

20.                               CORPORATE TRANSACTIONS.

20.1                           Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any, or all, outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards held by Participants pursuant to a Corporate Transaction, such Awards shall immediately vest as to 50% of the then-unvested Shares subject thereto immediately prior to the consummation of such Corporate Transaction. All Awards that are not assumed as part of a Corporate Transaction shall expire at the closing of such Corporate Transaction unless otherwise determined by the Board.

20.2                           Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 20.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

20.3                           Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

21.                               ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board on March 15, 2006, (the “Adoption Date”) and thereupon took effect subject to obtaining stockholder approval (excluding Shares issued pursuant to this Plan from the determination of whether such approval has been obtained), consistent with applicable laws, within twelve (12) months before or after the Adoption Date (with all Awards rescinded if stockholder approval is not so obtained).

22.                               TERM OF PLAN/GOVERNING LAW. The Plan will terminate ten years following the earlier of the Adoption Date or the date of its approval by the stockholders of the Company. This Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of California, excluding its laws on conflict of laws.

23.                               AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

24.                               NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock Awards and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

25.                               DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

(a)                                  “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b)                                 “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.

(c)                                  “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cause” means termination of the Participant’s employment on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)                                 “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(h)                                 “Company” means SpectraLink Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i)                                     “Corporate Transaction” means:

(1)                  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who, by the acquisition or aggregation of securities, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote on elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(2)                  the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(3)                  following the Adoption Date, a change in the composition of the Board, as a result of which the individuals who, upon the Adoption Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

(4)                  the sale, transfer or other disposition of all or substantially all of the Company’s assets (including a dissolution of the Company).

Notwithstanding the foregoing, a transaction shall not constitute a Corporate Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Corporate Transaction shall not be deemed to occur from the occurrence of an initial public offering of Company common stock to the general investing public.

(j)                                     “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee (and within the meaning of Section 22(e)(3) of the Code with respect to ISOs).

(k)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l)                                     “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(m)                               “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(n)                                 “Expiration Date” means the last date on which an Option or SAR may be exercised as determined by the Committee.

(o)                                 “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1)                                  if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date;

(2)                                  if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3)                                  if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4)                                  if none of the foregoing is applicable, by the Board of Directors in good faith.

(p)                                 “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(q)                                 “ISO” means an Incentive Stock Option within the meaning of Section 422 of the Code.

(r)                                    “NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(s)                                  “NSO” means a nonqualified stock option that does not qualify as an ISO.

(t)                                    “Option” means an Award pursuant to Section 5 of the Plan.

(u)                                 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or such lesser percentage as determined by the Committee.

(v)                                 “Participant” means a person who receives an Award under the Plan.

(w)                               “Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1)                                  Net revenue and/or net revenue growth;

(2)                                  Earnings per share and/or earnings per share growth;

(3)                                  Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(4)                                  Operating income and/or operating income growth;

(5)                                  Net income and/or net income growth;

(6)                                  Total stockholder return and/or total stockholder return growth;

(7)                                  Return on equity;

(8)                                  Operating cash flow return on income;

(9)                                  Adjusted operating cash flow return on income;

(10)                            Economic value added;

(11)                            Individual business objectives; and

(12)                            Company specific operational metrics.

(x)                                   “Performance Period” means the period of service determined by the Committee, not to exceed ten years, during which years of service or performance is to be measured for the Award.

(y)                                 “Plan” means this SpectraLink Corporation 2006 Equity Incentive Plan, as amended from time to time.

(z)                                   “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(aa)                            “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(bb)                          “Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 6 of the Plan.

(cc)                            “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

(dd)                          “RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 9 of the Plan.

(ee)                            “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.

(ff)                                “SEC” means the Securities and Exchange Commission.

(gg)                          “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(hh)                          “Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(ii)                                  “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

(jj)                                  “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

(kk)                            “Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 7 of the Plan.

(ll)                                  “Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.

(mm)                      “Subsidiary” means any entity directly or indirectly controlled by the Company, as determined by the Committee.

(nn)                          “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(oo)                          “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the date on which the Participant ceased to provide services (the “Termination Date”).

SPECTRALINK CORPORATION

2006 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

                The terms defined in the Company’s 2006 Equity Incentive plan (the “Plan”) shall have the same meanings in this Notice of Stock Option Grant (“Notice of Grant”).

Name:
Address:

                You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan (available in hard copy by request) and the attached Stock Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares

Total Exercise Price

Type of Option

[Nonstatutory Stock Option/Incentive Stock Option]

Expiration Date

2.

Vesting Schedule.

[Insert vesting schedule.]

I,            , (“Participant”) understand that my employment or consulting relationship, or service as a director, with the Company is for an unspecified duration, can be terminated at any time with or without cause (i.e., is “at-will”), and that nothing in this Notice of Grant, the attached Stock Option Award Agreement or the Plan changes the at-will nature of that relationship.  I acknowledge that the vesting of shares pursuant to this Notice of Grant is earned only by my continuing service as an employee, director or consultant of the Company.  I also understand that this Notice of Grant is subject to the terms and conditions of both the Stock Option Agreement and the Plan, both of which are incorporated herein by reference.  I have read both the attached Stock Option Agreement and the Plan.

PARTICIPANT:	SPECTRALINK CORPORATION

Signature:	By:

Print Name:	Its:

SPECTRALINK CORPORATION

STOCK OPTION AWARD AGREEMENT

2006 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2006 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (the “Agreement”).

You have been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (“Notice of Grant”) and this Agreement.

1.             Vesting Rights.  Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2.             Termination Period.

                                (a)           General Rule.  Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after termination of Participant’s employment with the Company.  In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

                                (b)           Death; Disability.  Upon the termination of Participant’s employment with the Company by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months in the case of death, and six months in the case of Disability, after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c)           Cause.  Upon the termination of Participant’s employment by the Company for Cause, the Option shall expire on such date of Participant’s Termination Date.

                3.             Grant of Option.  The Participant named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

                                If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

                4.             Exercise of Option.

                                (a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.  In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Stock Option Grant and this Agreement.

                                (b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This

Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

                                (c)           No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

                5.             Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

                                (a)           cash; or

                                (b)           check; or

                                (c)           “same day sale” (as described in Section 10.1(d)(1) of the Plan); or

                                (d)           other method authorized by the Company.

                6.             Non-Transferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

                7.             Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

                8.             U.S. Tax Consequences.  For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                                (a)           Exercising the Option.

                                                (i)            Nonstatutory Stock Option.  The Participant may incur regular federal income tax liability upon exercise of a NSO.  The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

                                                (ii)           Incentive Stock Option.  If this Option qualifies as an ISO, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise.

                                (b)           Disposition of Shares.

                                                (i)            NSO.  If the Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                                                (ii)           ISO.  If the Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

                                (c)           Notice of Disqualifying Disposition of ISO Shares.  If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition.  The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Participant.

(c)           Possible Effect of Section 409A of the Code.  Section 409A of the Code applies to arrangements that provide for the deferral of compensation.  Generally, a stock option granted with an exercise price per share of not less than the “fair market value” (determined in a manner consistent with Section 409A of the Code and the regulations and other guidance promulgated thereunder) per share on the date of grant of the stock option and with no other feature providing for the deferral of compensation will not be subject to Section 409A of the Code.  However, if the exercise price of the stock option is less than such “fair market value” or the stock option has another feature for the deferral of compensation, then if the stock option is not administered within the parameters established under Section 409A the optionholder will be subject to additional taxes.  Also, the amount deemed to be deferred compensation under Section 409A of the Code will be subject to ordinary income and employment taxes (in this respect the IRS has not yet indicated how it will calculate the amount of deferred compensation subject to tax and the timing and frequency of taxation, but it seems likely that the income will be measured and taxes imposed at least on the vesting dates of the stock option).  If Section 409A of the Code does apply to this Option, then special rules apply to the timing of making and effecting certain amendments of this Option with respect to distribution of any deferred compensation.

                9.             Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, the Notice of Grant, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.  This agreement is governed by Colorado law except for that body of law pertaining to conflict of laws.

                10.           No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

                By your signature and the signature of the Company’s representative on the Notice of Grant, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement.  Participant has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant, and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant, and the Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

SPECTRALINK CORPORATION

2006 Equity Incentive Plan

NOTICE OF RESTRICTED STOCK AWARD

GRANT NUMBER:

You have been granted an award of Restricted Shares of Common Stock of SpectraLink Corporation (the “Company”) under the Company’s 2006 Equity Incentive Plan (the “Plan”) on the following terms:

1.	Name of Grantee:

2.	Total Number of Restricted Shares Awarded:

3.	Fair Market Value per Restricted Share:	$

4.	Total Fair Market Value of Award:	$

5.	Purchase Price per Restricted Share:		$0.01

6.	Total Purchase Price for all Restricted Shares:	$

7.	Date of Grant:

8.	Vesting Commencement Date.

9.             Vesting Schedule:  [Subject to your continued service as an employee,director or consultant of the Company, Vesting schedule to be provided here.]

By your signature and the signature of the Company’s representative below, you and the Company agree that the Award of Restricted Shares is governed by the terms and conditions of the Plan and the Restricted Share Agreement (together with this notice the “Restricted Stock Purchase Agreement”), which is attached hereto.  If the Restricted Stock Purchase Agreement is not executed by you within thirty (30) days of the Date of Grant above, then this grant shall be void.

SPECTRALINK CORPORATION	RECIPIENT:

By:	Signature

Its:	Please Print Name

SPECTRALINK CORPORATION

2006 Equity Incentive Plan

RESTRICTED SHARE AGREEMENT

THIS RESTRICTED SHARE AGREEMENT (this “Agreement”) is made as of             , 20   by and between SpectraLink Corporation, a Delaware corporation (the “Company”), and                                      (“Participant”) pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Plan.

1.             Sale of Stock.  Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Participant, and Participant agrees to purchase from the Company the number of Shares shown on the Notice of Restricted Stock Award at a purchase price of $0.01 per Share. The per Share purchase price of the Shares shall be not less than the par value of the Shares as of the date of the offer of such Shares to the Participant. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares.

2.             Time and Place of Exercise.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and Participant shall agree (the “Purchase Date”). On the Purchase Date, the Company will issue in Participant’s name a stock certificate representing the Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to Participant, or (c) a combination of the foregoing.

3.             Restrictions on Resale.  By signing this Agreement, Participant agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing Service to the Company or a Subsidiary of the Company.

3.1          Repurchase Right on Termination Other Than for Cause.  For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of:

(i)            termination of Participant’s service, whether voluntary or involuntary and with or without cause;

(ii)           resignation, retirement or death of Participant; or

(iii)         any attempted transfer by Participant of the Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase the Shares of Participant at a price equal to the Price (the “Repurchase Right”).  The Repurchase Right shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award.  For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.

3.2          Exercise of Repurchase Right.  Unless the Company provides written notice to Participant within 90 days from the date of termination of Participant’s employment or consulting relationship that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Participant that it is exercising its Repurchase Right as of a date prior to such 90th day.  Unless Participant is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of Termination of Participant.    The Company, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Repurchase Right by either (A) delivering a check to Participant in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event Participant is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price.  In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following termination of Participant’s employment or consulting relationship unless the Company otherwise satisfies its payment obligations.  As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Participant.

3.3          Acceptance of Restrictions.  Acceptance of the Shares shall constitute Participant’s agreement to such restrictions and the legending of his or her certificates with respect thereto.  Notwithstanding such restrictions, however, so long as Participant is the holder of the Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.

3.4          Non-Transferability of Unvested Shares.  In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company.  Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever.  Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy.  In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right.  In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Participant for consideration equal to the amount to be paid by the Company hereunder.  In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to Participant prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Participant’s obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay Participant for such Shares or interest.

3.5          Assignment.  The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

4.             Restrictive Legends and Stop Transfer Orders.

4.1          Legends.  The certificate or certificates representing the Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARE REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2          Stop-Transfer Notices.  Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3          Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.             No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

6.             Miscellaneous.

6.1          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Colorado, without giving effect to principles of conflicts of law.

6.2          The Plan and Other Agreements; Enforcement of Rights.  The text of the Plan and the Notice of Restricted Stock Award to which this Agreement is attached are incorporated into this Agreement by reference. This Agreement, the Plan and the Notice of Restricted Stock Award to which this Agreement is attached constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Restricted Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

6.3          Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i)such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

6.4          Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6.5          Notices.  Any notice to be given under the terms of the Plan shall be addressed to the Company in care or its principal office, and any notice to be given to the Participant shall be addressed to such Participant at the address maintained by the Company for such person or at such other address as the Participant may specify in writing to the Company.

6.6          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

6.7          Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of., and be enforceable by, the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

6.8          U.S. Tax Consequences.  Upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares.  This will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  In the absence of an Election (defined below) the Company shall withhold a number of vesting Shares with a fair market value (determined on the date of their vesting) equal to the amount the Company is required to withhold for income and employment taxes. If Participant makes an Election, then Participant must, prior to making the Election, pay in cash (or check) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.

7.             Section 83(b) Election.  Participant hereby acknowledges that he or she has been informed that, with respect to the purchase of the Shares, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”).  Making the Election will result in recognition of taxable income to the Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares.  Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which the Company’s Repurchase Right lapses.  Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election.  PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

The parties have executed this Agreement as of the date first set forth above.

SPECTRALINK CORPORATION

By:

Its:

RECIPIENT:

Signature

Please Print Name

RECEIPT

SpectraLink Corporation hereby acknowledges receipt of (check as applicable):

☐ A check in the amount of $

☐ The cancellation of indebtedness in the amount of $

given by              as consideration for Certificate No. -             for              shares of Common Stock of SpectraLink Corporation

Dated:

SPECTRALINK CORPORATION

By:

Its:

RECEIPT AND CONSENT

The undersigned Participant hereby acknowledges receipt of a photocopy of Certificate No. -             for              shares of Common Stock of SpectraLink Corporation (the “Company”)

The undersigned further acknowledges that the Secretary of the Company, or his or her designee, is acting as escrow holder pursuant to the Restricted Shares Agreement that Participant has previously entered into with the Company. As escrow holder, the Secretary of the Company, or his or her designee, holds the original of the aforementioned certificate issued in the undersigned’s name.To facilitate any transfer of Shares to the Company pursuant to the Restricted Shares Agreement, Participant has executed the attached Assignment Separate from Certificate.

Dated:             , 20

Signature

Please Print Name

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Share Agreement dated as of             ,     , [COMPLETE AT THE TIME OF EXERCISE] (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto                         ,              shares of the Common Stock             , par value per share, of SpectraLink Corporation, a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).               [COMPLETE AT THE TIME OF EXERCISE] delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:             ,

PARTICIPANT

(Signature)

(Please Print Name)

Instructions to Participant:  Please do not fill in any blanks other than the signature line.  The purpose of this document is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Repurchase Right” set forth in the Agreement without requiring additional action by the Participant.

SPECTRALINK CORPORATION

2006 EQUITY INCENTIVE PLAN

NOTICE OF AWARD OF RESTRICTED STOCK UNITS

(U.S. FORM)

GRANT NUMBER:

The terms defined in SpectraLink Corporation’s 2006 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”) to the Plan (available in hard copy by request), as follows:

Number of RSUs:

Date of Grant:

First Vesting Date:	[ ]

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	The RSUs will vest as follows: [Subject to your continued service as an employee,director or consultant of the Company, .]

I,             , (“Participant”) understand that my service relationship with the Company (and/or Parent or Subsidiary) is for an unspecified duration, can be terminated at any time with or without cause (i.e., is “at-will”), and that nothing in this Notice of Grant, the Attached Award Agreement or the Plan changes the at-will nature of that relationship.  I acknowledge that the vesting of the RSUs pursuant to this Notice of Grant ceases on the Termination Date.  I also understand that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference.  I have read both the RSU Agreement and the Plan.

PARTICIPANT:	SPECTRALINK CORPORATION

Signature:	By:

Print Name:	Its:

SPECTRALINK CORPORATION

AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE

SPECTRALINK CORPORATION 2006 EQUITY INCENTIVE PLAN

(U.S. FORM)

Unless otherwise defined herein, the terms defined in SpectraLink Corporation’s 2006 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).

You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Agreement.

1.             Settlement.  Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant.  Settlement of RSUs shall be in Shares.

2.             No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.

3.             Dividend Equivalents.   Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.             No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.             Termination.  If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.             Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

7.             U.S. Tax Consequences.  Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.    Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Before any Shares subject to this Agreement are issued the Company shall withhold a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the amount the Company is required to withhold for income and employment taxes.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.

8.             Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

9.             Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

10.          Governing Law; Severability.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  This Agreement is governed by Colorado law except for that body of law pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12.          No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

                By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

SPECTRALINK CORPORATION

2006 EQUITY INCENTIVE PLAN

NOTICE OF STOCK APPRECIATION RIGHT AWARD

GRANT NUMBER:

The terms defined in the Company’s 2006 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Appreciation Right Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Stock Appreciation Rights (“SARs”), subject to the terms and conditions of the Plan and the attached Stock Appreciation Right Award Agreement (hereinafter “SAR Agreement”) to the Plan (available in hard copy by request), as follows:

Number of SARs:

Date of Grant:

Fair Market Value of a Share on Date of Grant:

First Vesting Date:	[ ]

Expiration Date:	The date on which settlement of all SARs granted hereunder occurs, with earlier expiration upon the Termination Date

[Vesting Schedule:	The SARs will vest as follows: , subject to your continued service as an employee, director or consultant of the Company.]

I,             , (“Participant”) understand that my employment or consulting relationship, or service as a director, with the Company is for an unspecified duration, can be terminated at any time with or without cause (i.e., is “at-will”), and that nothing in this Notice of Grant or the Plan changes the at-will nature of that relationship.  I acknowledge that the vesting of the SARs pursuant to this Notice of Grant is earned only by my continuing service as an employee, director or consultant of the Company.  I also understand that this Notice of Grant is subject to the terms and conditions of both the SAR Agreement and the Plan, both of which are incorporated herein by reference.  I have read both the SAR Agreement and the Plan.

PARTICIPANT:	SPECTRALINK CORPORATION

Signature:	By:

Print Name:	Its:

SPECTRALINK CORPORATION

STOCK APPRECIATION RIGHT AWARD AGREEMENT TO THE

SPECTRALINK CORPORATION 2006 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2006 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Appreciation Right Award Agreement (the “Agreement”).

You have been granted Stock Appreciation Rights (“SARs”) subject to the terms and conditions of the Plan, the Notice of Stock Appreciation Rights Award (“Notice of Grant”) and this Agreement.

1.             Settlement.  Settlement of SARs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant.  Settlement of SARs shall be in Shares, except no fractional shares will be issued in settlement of SARs.  Any amounts attributable to a fractional share will be settled in cash.

2.             No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of SARs, Participant shall have no ownership of the Shares allocated to the SARs and shall have no right to vote such Shares, subject to the terms, conditions and restrictions described in the Plan and herein.

3.             Dividend Equivalents.   Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.             No Transfer.  The SARs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.             Termination.  If Participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason, all unvested SARs shall be forfeited to the Company forthwith, and all rights of Participant to such SARs shall immediately terminate.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.             Acknowledgement.  The Company and Participant agree that the SARs are granted under and governed by this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the SARs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

7.             Tax Consequences.  Participant acknowledges that there will be tax consequences upon settlement of the SARs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser prior to such settlement or disposition.  Applicable withholding taxes shall be satisfied by the Company by withholding the applicable number of Shares otherwise deliverable upon settlement of the SAR in accordance with rules and procedures established by the Committee.   There is no tax event upon granting of an SAR.  Upon settlement of the SAR, Participant will include in income the fair market value of the Shares subject to the Shares payable in accordance with settlement of the SAR.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held greater than one year from the date of settlement.

8.             Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

1

9.             Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

10.          Governing Law; Severability.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  This Agreement is governed by Colorado law except for that body of law pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12.          No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

                By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

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SPECTRALINK CORPORATION

2006 EQUITY INCENTIVE PLAN

NOTICE OF STOCK BONUS AWARD

GRANT NUMBER:

The terms defined in the Company’s 2006 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Stock Bonus Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Shares, subject to the terms and conditions of the Plan and the attached Stock Bonus Award Agreement to the Plan (available in hard copy by request), as follows:

Number of Shares:

Date of Grant:

First Vesting Date:	[ ]

Expiration Date:	The date on which all the Shares granted hereunder become vested, with earlier expiration upon the Termination Date

[Vesting Schedule:	The Shares will vest as follows: Subject to your continued service as an employee, director or consultant of the Company, on .]

I,            , (“Participant”) understand that my employment or consulting relationship, or service as a director, with the Company is for an unspecified duration, can be terminated at any time with or without cause (i.e., is “at-will”), and that nothing in this Notice of Grant, the Attached Stock Bonus Agreement or the Plan changes the at-will nature of that relationship.  I acknowledge that the vesting of the Shares pursuant to this Notice of Grant is earned only by my continuing service as an employee, director or consultant of the Company.  I also understand that this Notice of Grant is subject to the terms and conditions of both the Stock Bonus Agreement and the Plan, both of which are incorporated herein by reference.  I have read both the Stock Bonus Agreement and the Plan.

PARTICIPANT:	SPECTRALINK CORPORATION

Signature:	By:

Print Name:	Its:

SPECTRALINK CORPORATION

STOCK BONUS AGREEMENT TO THE

SPECTRALINK CORPORATION 2006 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2006 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Bonus Agreement (the “Agreement”).

You have been granted a Stock Bonus Award (“Stock Bonus Award”) subject to the terms, restrictions and conditions of the Plan, the Notice of Stock Bonus Award (“Notice of Grant”) and this Agreement.

1.             Settlement.  Settlement of Stock Bonus Awards shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Award.  Settlement of Stock Bonus Awards shall be in Shares.

2.             No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested Stock Bonus Awards, Participant shall have no ownership of the Shares allocated to the Stock Bonus Award and shall have no right to dividends or to vote such Shares.

3.             Dividend Equivalents.   Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.             No Transfer.  The Stock Bonus Awards and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.             Termination.  If Participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason, all unvested Shares shall be forfeited to the Company forthwith, and all rights of Participant to such Shares shall immediately terminate.  In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.             Acknowledgement.  The Company and Participant agree that the Stock Bonus Award is granted under and governed by this Agreement the Notice of Grant and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Stock Bonus Award subject to all of the terms and conditions set forth herein and those set forth in the Plan, this Agreement and the Notice of Grant.

7.             Tax Consequences.  Participant acknowledges that there will be tax consequences upon vesting of the Stock Bonus Awards or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such vesting or disposition.    The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company.  Before any shares subject to this Agreement are issued, the Participant must provide funds to the Company equal to the amount of the Company’s tax withholding obligations(s).  Information on possible arrangements can be obtained from the Company.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.

8.             Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

9.             Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

10.          Governing Law; Severability.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  This Agreement is governed by Colorado law except for that body of law pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12.          No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

                By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this Stock Bonus Award is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.